EXECUTION VERSION

THIRTEENTH AMENDMENT OF
2013 LOAN AND SECURITY AGREEMENT

THIS THIRTEENTH AMENDMENT OF 2013 LOAN AND SECURITY AGREEMENT (“Thirteenth Amendment”) is made as of the 7th day of December, 2018 (the “Effective Date”) by and among ADA-ES, INC., a Colorado corporation (“Borrower”), ADVANCED EMISSIONS SOLUTIONS, INC., a Delaware corporation, as Guarantor (“ADES”), and COBIZ BANK, a Colorado corporation, d/b/a COLORADO BUSINESS BANK (“Lender”).

RECITALS

A.    Borrower, ADES and Lender are parties to that certain 2013 Loan and Security Agreement dated as of September 19, 2013 (as amended, supplemented, modified and restated from time to time, the “Loan Agreement”).

B.    In accordance with the provisions of the Loan Agreement, Lender has agreed to amend, for the benefit of Borrower and ADES, certain terms and conditions contained in the Loan Agreement, as specifically provided herein.

C.     Other than as defined in this Thirteenth Amendment, all capitalized terms used in this agreement without definition shall have the meanings given to such terms in the Loan Agreement.

NOW THEREFORE, in consideration of the promises and covenants made by the parties and contained in this Thirteenth Amendment, the parties agree to the amendments set forth below as of the Effective Date:

1.Amendments to Definitions. The following definitions are added to Section 1.1 in alphabetical order as follows:
“Apollo Lenders” means, collectively, Apollo Credit Strategies Master Fund Ltd., Apollo A-N Credit Fund (Delaware), L.P, and any other lenders from time to time party to the Apollo Loan Agreement.

“Apollo Loan Agreement” means that certain Term Loan and Security Agreement to be entered into by ADES, Borrower, other Guarantors as defined therein, and the Apollo Lenders dated as of December 7, 2018.

“Cobiz Collateral Depository Account” is defined in Section 6.15 hereof.

“Thirteenth Amendment Effective Date” means December 7, 2018.

2.    Section 2.8 entitled “Security Interest” is hereby amended and restated in its entirety to read as follows:

Security Interest. As security for the payment of the Obligations, now existing or in the future incurred, and including any extensions or renewals or changes in form of the Secured Line, and all costs and expenses of collection, including, without limitation, attorneys’ fees, Borrower hereby grants to Lender a Security Interest in and a lien upon the assets of Borrower listed below in, to, or under which Borrower now has or hereafter acquires any right, title or interest, whether present, future, or contingent (collectively, the “Collateral”), as follows:
(a)    All of Borrower’s Accounts;
(b)        All contracts, agreements, leases, and other documents associated with the AECI Leases to the extent they evidence the Accounts ;
(c)    The GS Guaranty to the extent it relates to the Accounts;
(d)    The Cobiz Collateral Depository Account; and
(e)    All proceeds, products, replacements, or substitutions of any of the foregoing, in any form, including all proceeds received, due or to become due from any sale, exchange or other disposition thereof, whether such proceeds are cash or non-cash in nature, and whether represented by checks, drafts, promissory note or other instruments for the payment of money.
Borrower shall report on the amount of Collateral on each Borrowing Base Certificate.
3.    Financial Covenants. Section 6.13 entitled “Minimum EBITDA Covenant” is hereby amended and restated in its entirety to read as follows:
Limitation on Distributions and Financial Covenants. As of the Effective Date and for so long as any Obligations remain outstanding, Borrower and ADES shall be in compliance in all respects with the obligations set forth in Section 4.3(f) and Section 4.4 of the Apollo Loan Agreement as in effect as of the Thirteenth Amendment Effective Date.
4.    Depository Account. The following is added as a new Section 6.16:
Cobiz Collateral Depository Account. On or prior to January 11, 2019, Borrower shall establish an additional depository account with Lender and shall cause all Accounts constituting Collateral to be deposited into such account (the “Cobiz Collateral Depository Account”).
5.    Guarantees. Section 7.5 is hereby amended by adding the following wording to the end of such section.
Notwithstanding the immediately foregoing, the Borrower shall be permitted to guaranty the Obligations (as defined in the Apollo Loan Agreement) incurred by ADES under the Apollo Loan Agreement; provided, that the principal amount of such loan does not exceed $70,000,000.

6.    Use of Advances. The following is added as a new Section 7.10:
Use of Advances. Borrower shall not use any Advances to repay any amounts due or owing under the Apollo Loan Agreement.
7.    Default. The following is added as a new Section 8.1(i) entitled “Event of Default under the Apollo Loan Agreement” and a new Section 8.1(j) entitled “Cessation of Operations”:
(i)    Event of Default under Apollo Loan Agreement. An “Event of Default” (as defined in the Apollo Loan Agreement) has occurred under the Apollo Loan Agreement.
(j)    Cessation of Operations. The operations at two or more of the refined coal facilities leased under the Collateral have ceased.
8.    No Default. Borrower and ADES hereby certify to Lender that Borrower is in full compliance with the provisions of the Loan Agreement, and that no Event of Default will occur as a result of the effects of this Thirteenth Amendment.
9.    Release of Claims. Borrower and ADES hereby release and forever discharge Lender, its affiliates, directors, officers, agents, employees, and attorneys (“Lender Parties”) of and from any and all liability, suits, damages, claims, counterclaims, demands, reckonings and causes of action, setoffs and defenses, whether known or unknown, whether arising in law or equity, which any of Borrower or ADES have, now have or may have in the future against Lender Parties by reason of any acts, omissions, causes or things arising out of or in any way related to this Thirteenth Amendment or the Loan Agreement existing or accrued as of the date of this Thirteenth Amendment. This release shall survive the termination of this Thirteenth Amendment. Borrower acknowledges that the foregoing release is a material inducement to Lender's decision to extend to Borrower the financial accommodations hereunder and has been relied upon by Lender in its agreement to enter into this Thirteenth Amendment.
10.    Costs. Borrower will pay Lender's attorneys' fees for preparation of this Thirteenth Amendment, only, and reasonable costs and expenses of Lender strictly in connection therewith.
11.    Miscellaneous.
(a)    The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.
(b)    The terms and conditions of this Thirteenth Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.
(c)    This Thirteenth Amendment may be executed in any number of counterparts, and by Lender, ADES and Borrower on separate counterparts,

each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same agreement.
(d)    Except as expressly modified by this Thirteenth Amendment, the Loan Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.
(e)    This Thirteenth Amendment and the Loan Agreement constitute the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.
(f)    This Thirteenth Amendment, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.
(Signatures on following page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Thirteenth Amendment as of the Effective Date.

ADA-ES, INC.,
a Colorado corporation

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	Treasurer

ADVANCED EMISSIONS SOLUTIONS, INC.,
a Delaware corporation

By:	/s/ Greg Marken
Name:	Greg Marken
Title:	CFO

18043806

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Thirteenth Amendment as of the Effective Date.

COBIZ BANK,
a Colorado corporation,
d/b/a COLORADO BUSINESS BANK

By:	/s/ Ryan Theret
Name:	Ryan Theret
Title:	SVP

18043806